EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 2 on Form S-8 to Form S-4 and PolyOne Retirement Savings Plan of our report dated May 24, 2006, with respect to the financial statements and schedule of the PolyOne Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
June 28, 2006

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